UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)          November 1, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

The information under this caption is furnished by Cephalon, Inc. (the “Company”) in accordance with Securities Exchange Commission Release No. 33-8216. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 1, 2005, Cephalon, Inc. issued a press release announcing certain financial results for the third quarter, updating full year 2005 sales and diluted adjusted earnings per share guidance and introducing sales and diluted adjusted earnings per share guidance for 2006.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In the attached press release, Cephalon discloses “Net income (loss), as adjusted,” “Basic income (loss) per common share, as adjusted,” “Diluted income (loss) per common share, as adjusted” (also referred to as “Diluted adjusted income per share”) and guidance for “Diluted adjusted income per common share” for certain periods, all of which are considered “non-GAAP financial measures” under Securities and Exchange Commission rules.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.  Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Our consolidated statements of operations include an “Adjusted” column that reconciles net income on a GAAP basis to net income, as adjusted, for all periods presented.  Management believes that the presentation of this adjusted consolidated statements of operations is useful to investors because it provides a means of evaluating the Company’s operating performance and results from period to period on a comparable basis not otherwise apparent on a GAAP basis, since many one-time or infrequent charges that do not affect the Company’s operations do not meet the strict GAAP definition of unusual non-recurring items.  Furthermore, in preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the Company’s historical results, exclusive of these items, and provides its forecasts to investors on this basis.   Finally, management believes that this presentation is useful in facilitating comparisons between Cephalon and other companies in its industry.

Basic income per common share, as adjusted, and diluted income per common share, as adjusted (or diluted adjusted income per share) represent the Company’s net income, as adjusted and described above, on a per share basis.  Management believes that the presentation of these measures is meaningful to investors because it provides investors with a means of evaluating net income, as adjusted, on a per share basis and against the Company’s previously issued income per share guidance.  In addition, in assessing the Company’s performance against its previously issued guidance, management uses these adjusted measures, which exclude significant known or expected one-time or infrequent charges that do not affect the Company’s operations.  The presentation of guidance for diluted adjusted income per share reconciles the Company’s projected diluted GAAP income (loss) per common share to its current quarterly and full-year income per share guidance.  Management believes the presentation of this measure is useful to investors because it enables investors to assess and compare the Company’s income per share guidance on an adjusted and a GAAP basis.  Adjusted diluted income per share guidance also is utilized by management in connection with its internal budgeting and forecasting.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

None

(b)                                 Pro forma Financial Information.

None

(c)                                  Exhibits.

Exhibit No.	Description of Document
99.1	Press Release dated November 1, 2005 – Cephalon Continues to Deliver Strong Growth in Third Quarter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: November 1, 2005	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated November 1, 2005 – Cephalon Continues to Deliver Strong Growth in Third Quarter